STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
S.Y. Bancorp, Inc. and Subsidiary


                               For the Three Months         For the Nine Months
                               --------------------         -------------------
                                Ended September 30           Ended September 30
                                ------------------           ------------------
                                 1996       1995                1996       1995
                                 ----       ----                ----       ----
PRIMARY

Average shares
  outstanding                3,270,452   3,249,050         3,266,334  3,244,486
Effect of assumed conversion
  of stock options under
  treasury stock method         99,746      57,026            96,128     56,308
                             ---------   ---------         ---------  ---------
                             3,370,198   3,306,076         3,362,462  3,300,794
                             =========   =========         =========  =========
     Net income             $1,460,000  $1,088,000        $3,868,000 $3,092,000
                             =========   =========         =========  =========
     Per share              $      .44  $      .33        $     1.15 $      .94
                             =========   =========         =========  =========
FULLY DILUTED

Average shares
  outstanding                3,270,452   3,249,050         3,266,334  3,244,486
Effect of assumed conversion
  of stock options under
  treasury stock method        114,058      57,924           116,674     59,460
                             ---------   ---------         ---------  ---------
                             3,384,510   3,306,974         3,383,008  3,303,946
                             =========   =========         =========  =========
     Net income             $1,460,000  $1,088,000        $3,868,000 $3,092,000
                             =========   =========         =========  =========
     Per share              $      .43  $      .33        $     1.15 $      .94
                             =========   =========         =========  =========

All share and per share information has been restated to reflect the 2-for-1 stock split which occurred in the third quarter of 1996.